Exhibit 10.6
RESIDENTIAL LEASE AGREEMENT
     THIS RESIDENTIAL LEASE AGREEMENT (“Lease”) is made and entered into as of the 1 day of January, 2007, by and between Armor World LLC, a Florida limited liability company, hereinafter referred to as “Lessor”, and PROTECTIVE PRODUCTS INTERNATIONAL, INC., hereinafter referred to as “Lessee”. [7115 Spyglass Ave. Parkland, FL 33076]
     Lessor, for and in consideration of the covenants, agreements and conditions herein contained, on the part of the Lessee to be kept and performed, does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, that certain property located in Broward County, Florida having an address of: Florida (sometimes referred to herein as the “demised premises”).
     1. Rent and Term. The term of this Lease shall be twelve (12) months commencing on the 1st day of January, 2007 and terminating on the 31st day of December, 2007, unless sooner terminated or otherwise extended as hereinafter provided. For the term of this Lease, the Lessee agrees to pay to the Lessor rent in the total sum of Sixty Two Thousand Four Hundred and 00/00 Dollars ($62,400.00) which sum shall be payable in equal monthly installments of Five Thousand Two Hundred and 00/00 Dollars ($5,200.00), together with any and all state or local sales taxes then applicable. The rent shall be payable to the Lessor in advance, on the first (1st) day of each month commencing with January 1, 2007 and with the last payment being due on December 1, 2007. Rent for any partial month at the beginning or end of the term of the Lease shall be pro-rated based on the actual number of days in such month. Payments shall be mailed to the Lessor at 530 Sawgrass Corporate Parkway, Sunrise, Florida 33325, or such other address as is most recently noticed by Lessor to Lessee. If the Lease is cancelled for the Lessee’s default, the Lessee shall not be entitled to the return of any part of the rent paid.
     2. Security Deposit. Lessee shall deposit with Landlord the sum of $-0- to be held as a security deposit. This security deposit shall be returned to Lessee upon expiration of the term of this lease, provided the demised premises are returned to the Lessor in good condition and the Landlord has complied with all of her obligations hereunder, failing which the parties acknowledge and agree Lessor shall keep and maintain such sum and Lessee hereby quit-claims any and all interest thereto.
     3. Occupancy and Use of Premises. The demised premises shall be occupied only by guests and invitees of Lessee. The demised premises shall be possessed, occupied and utilized solely for the purposes of a private dwelling and for no other purpose. Lessee shall abide by and comply with all rules and regulations now or hereafter promulgated by Lessor or the homeowners’ association to which the demised premises belong, if any, and shall abide by and comply with all applicable ordinances and laws of all governmental entities, whether federal, state, or local, relating to the demised premises. Lessee shall neither permit nor commit any immoral, unlawful or improper practice or act in or upon the demised premises. Lessee shall avoid doing anything that would hamper, disturb, or interfere with the quiet and peaceful enjoyment of others in the area of the demised premises.

     4. No Additions or Alterations Permitted. Lessee shall not make any changes or alterations in and upon the demised premises of any nature whatsoever, without having first obtained written consent from Lessor. Lessor may remove or change any addition or alteration made by Lessee without Lessor’s prior written consent at Lessee’s sole cost and expense, which charge shall be paid by Lessee upon demand.
     5. Indemnification. Lessee hereby releases Lessor from any and all claims arising from any defect in the condition of the demised premises, or any property of Lessor or Lessee therein. Lessor shall not be liable for, and Lessee hereby for themselves, their invitees and licensees, indemnifies and holds harmless Lessor from any and all claims or losses, damages or injuries of any nature whatsoever to person or property resulting or arising in any way from the occupancy and use of the demised premises and the property of which said premises are a part. More particularly, and without limiting the foregoing, Lessor shall not be liable to Lessee for any damages or injuries to Lessee or their property, including damages resulting from plumbing, electrical insulation or wiring installations, gas lines, steam lines, or water lines, or from the clogging or backing up of any downspout or sewer pipes, or by reason of breaking or bursting or running of any water receptacle, tank, tub, drain or any other pipe or tank, in and upon or about the demised premises.
     6. Repairs. By taking of possession of the demised premises, Lessee acknowledges and agrees that the demised premises are in all respects in good condition. Lessee shall take good care of the demised premises and shall keep the said premises in a good state of repair and in a sightly, healthy and clean condition so as to comply with all rules and regulations of Broward County, and all ordinances, laws and statutes of any and all governmental entities, whether federal, state or local. In the event of termination of this Lease, whether because of expiration of the term or for any other reason, Lessee shall yield up said premises to Lessor in the same condition as the same existed on the day of commencement of the term of this Lease, reasonable wear and tear excepted. Lessee shall make all repairs in and about the demised premises as and when needed as a result of misuse, damage or neglect by Lessee, in order to preserve them in good condition. Such repairs shall be in the quality and class equal to the original work. Lessee shall refrain from applying paste or wallpaper or anything to the walls of the demised premises without first obtaining the written consent of the Lessor therefor. In the event that the Lessee fails or refuses to keep and perform the covenants and agreements contained in this paragraph, Lessor may, at its option, by and through its agents and servants, enter the demised premises for and in behalf of Lessee to keep and perform said undertaking, without such entry affecting the tenancy or terminating this Lease or Lessee’s occupancy of the demised premises. In such event Lessee shall reimburse Lessor the cost and expense incurred thereby, which said reimbursement shall be due and payable by Lessee immediately upon demand therefor. All appliances supplied by Lessor in the residence during the term of this Lease are to be repaired at the Lessee’s expense.
     7. Assignments and Subleasing. Lessee shall neither sublet the demised premises or any part thereof nor assign this Lease or any interest therein, nor permit this Lease or any interest to become transferred by operation of law or otherwise, without first obtaining in each case, the prior written consent of Lessor, which consent may be withheld in the sole discretion of Lessor.

     8. Extension Terms. The term of this Lease shall automatically extend for successive periods of twelve (12) months each (each an “Extension Term”), unless either party hereto gives written notice to the other, at least sixty (60) days prior to the expiration of the then current term of the Lease, stating that the term of the Lease shall expire upon the expiration of the then current term of the Lease, in which case, if such written notice is timely given, the term of the Lease will expire on the last day of the then current term of the Lease. All of the terms and conditions set forth herein shall remain in force and effect during each Extension Term. Notwithstanding anything in this Lease to the contrary, in the event that Lessor intends to sell the demised premises, Lessor may terminate the term of the Lease at the closing of such sale, provided that Lessor has given Lessee at least thirty (30) days prior written notice of such closing. Provided further, either party may at any time, terminate this Lease on thirty (30) days prior written notice.
     9. Entry to Lessor. Lessor, its servants, agents and employees, may at any time, without the consent of Lessee, enter in and upon and have free access to the demised premises for the purpose of examining the same, to make such alteration or repairs as the Lessor may see fit to make, or to exhibit the premises to a prospective tenant or purchaser, provided that Lessor shall only cause the demised premises to be shown to a prospective tenant or purchaser during the last sixty (60) days of the term of the Lease, or the applicable Extension Period. Such entrance, access and visitation shall be at a reasonable time and upon reasonable notice. Lessee shall at all times provide Lessor with a key to the demised premises.
     10. Destruction by Casualty. In the event that the demised premises may be rendered untenantable by reason of fire, explosion, or any other casualty, Lessor may, at its option, either repair the said premises to make same tenantable within sixty day (60) thereafter, or may, at its option terminate this Lease. In either event, Lessor shall give Lessee twenty (20) days’ notice in writing of Lessor’s intention to repair or terminate this Lease. If Lessor elects to repair the damaged premises, Lessor shall proceed with due diligence and Lessee’s rent for that period of time during which said premises are or remain untenantable shall be apportioned provided that such damage did not result from the fault or negligence of Lessee. In the event that the demised premises be damaged by reason of fire, explosion or other casualty, but are not rendered untenantable thereby, rental shall not cease or be abated during the period prior to repair of said damage.
     11. Subordination. This Lease is hereby expressly made subject and subordinate to all mortgages which now or hereafter affect or become a lien upon the real property of which the demised premises forms a part, and to any renewals, modifications, replacements or extensions thereof. In the event a written instrument by Lessee is requested to further effectuate the purposes of this paragraph, Lessee does hereby constitute and appoint Lessor, irrevocably as Lessee’s attorney in fact, to execute any certificate or certificates for and on behalf of Lessee in order to fully effectuate the intent of this paragraph.
     12. Eminent Domain. In the event the whole or any part of the demised premises shall be taken or condemned by any competent authority for any public use or purpose, then this Lease and the tenancy of Lessee shall terminate without any liability of Lessor in the premises, and upon such election Lessee waives their right to claim any award of compensation thereof by virtue of said condemnation for any reason whatsoever.

     13. Notices. All notices given by either party hereto to the other shall be in writing and either personally delivered or mailed by placing a properly sealed envelope, certified mail, postage prepaid, in the United States mail properly addressed to the Lessee at the address of the demised premises and to the Lessor at the address specified herein to which rent is sent, or such other address for notices as is provided in writing to the other party hereto in the manner provided herein.
     14. Default, Remedies. If Lessee defaults in the payment of rent when due, or in the performance of any agreement, covenant or condition of this Lease, or abandons or vacates the demised premises prior to the end of the term of the Lease, then Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:
          (a) accelerate the rent for the term which would remain hereunder but for the default of the Lessee, and terminate Lessee’s right to possession of the demised premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the demised premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default, including, but not limited to, the cost of recovering possession of the demised premises, expenses of reletting, reasonable attorneys’ fees, any real estate commission actually paid, and any unpaid rent for the balance of the current term less the amount of rental actually received by Lessor;
          (b) maintain Lessee’s right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the demised premises. In such event, Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;
          (c) pursue any other remedy now or hereafter available to Lessor under the law.
     In the event of assignment for the benefit of his creditors or the adjudication of Lessee in bankruptcy, either as a result of voluntary or involuntary petition, at the Lessor’s option the term of this Lease shall terminate, and this Lease shall thereupon be cancelled and become of no further force and effect. Lessee hereby waives and renounces any and all homestead and exemption rights he may now have or hereafter acquire as against payment of rent hereunder, or any other obligation or damage that may accrue under the terms of this Lease.
     15. Utility Expenses. Lessee shall pay all charges for water, gas, electric and other utilities imposed on the demised premises during the term of this Lease. In the event such charges are not timely paid, Lessor may, but shall not be obligated to, make any such payments, in which event Lessee shall promptly reimburse Lessor such amounts, together with interest from the date paid by Lessor at the rate of 12% per annum.
     16. Time of the Essence. Lessor and Lessee herein expressly acknowledge and agree that time is of the essence of this Lease.

     17. Telephone Number. Lessee will provide the Lessor with a current telephone number of the telephone located on the demised premises, and with updated numbers as may be necessary from time to time.
     18. Late Payment. In the event that Lessee is more than five (5) days late in the payment of any monthly rental installment, or any portion of any rental installment, Lessee agrees to pay a late fee in the amount of Fifty Dollars and 00/00 ($50.00) for each such occurrence. In the event that a check is returned from the Lessee’s bank as NSF then the Lessor shall charge the Lessee 15% on the amount of the dishonored check. This charge shall be in addition to any late charges assessed against the Lessee. This clause shall not be considered a waiver of the Lessor’s right to pursue the other remedies in the event of a default or failure to make payments in accordance with the terms and conditions of this Lease.
     19. Insurance. During the term of this Lease, Lessee shall maintain homeowner’s insurance insuring the buildings and improvements on the demised premises and the contents thereof and liability insurance in respect of any injury to persons or damage to property occurring on or at the demised premises, in such amounts and with such companies as shall be approved by Lessor. All liability insurance shall name Lessor as an additional insured and all casualty insurance for the buildings and improvements on the demised premises shall name Lessor as the sole loss payee.
     20. Attorneys’ Fees. In the event of a dispute arising out of or in connection with this Lease, the prevailing party shall be entitled to its reasonable attorneys’ fees and disbursements, including fees and disbursements on appeal.
     21. Approval. In the event that this Lease must be approved by a homeowners’ association, Lessee agrees to make immediate application and pay all application fees.
     22. Miscellaneous. All covenants, promises, and agreements set forth in this Lease shall be binding upon, and apply to and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and permitted assigns. The paragraph captions are for convenience of reference only and shall not be construed as adding meaning to this agreement. All rights and remedies herein created for the benefit of Lessor are cumulative and resort to any remedy shall not be construed to be an election of remedies on the part of Lessor or to exclude or prevent Lessor’s resort to any other remedy provided in this Lease or at law or in equity. This Lease may be signed in counterparts, all of which together shall be considered one agreement.

     IN WITNESS WHEREOF, Lessee and Lessor have set their hands and seals the day and year first above written.

WITNESSES:	LESSEE:

PROTECTIVE PRODUCTS
INTERNATIONAL, INC.,

[Witness signature]	By: /s/ Delia Amador

Title: Controller

LESSOR:

ARMOR WORLD LLC, a Florida
limited liability company

[Witness signature]	By: /s/ Stephen Giordanella

Title: Sole Member